Exhibit 10.2

KRAFT FOODS INC.

AMENDED AND RESTATED 2005 PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

FOR KRAFT FOODS COMMON STOCK

KRAFT FOODS INC., a Virginia corporation (the “Company”), hereby grants to the employee (the “Employee”) named in the Award Statement (the “Award Statement”) attached hereto, as of the date set forth in the Award Statement (the “Award Date”) pursuant to the provisions of the Kraft Foods Inc. Amended and Restated 2005 Performance Incentive Plan (the “Plan”), a Restricted Stock Award (the “Award”) with respect to the number of shares (the “Restricted Shares”) of the Common Stock of the Company (“Common Stock”) set forth in the Award Statement, upon and subject to the restrictions, terms and conditions set forth below, in the Award Statement and in the Plan. Capitalized terms not defined in this Restricted Stock Agreement (the “Agreement”) shall have the meanings specified in the Plan.

1. Restrictions. Subject to paragraph 2 below, the restrictions on the Restricted Shares shall lapse and the Restricted Shares shall vest on the date set forth in the Restricted Stock Award section of the Award Statement (the “Vesting Date”), provided that the Employee remains an employee of the Kraft Foods Group (as defined below in paragraph 13) during the entire period (the “Restriction Period”) commencing on the Award Date set forth in the Award Statement and ending on the Vesting Date.

2. Termination of Employment During Restriction Period. In the event of the termination of the Employee’s employment with the Kraft Foods Group prior to the Vesting Date other than by death, Disability, or Normal Retirement (as defined below in paragraph 13) or unless it is otherwise determined by (or pursuant to authority granted by) the Committee administering the Plan (the “Committee”), the Restricted Shares shall not vest and the Employee shall forfeit all rights to the Restricted Shares. Any Restricted Shares that are forfeited shall be transferred directly to the Company. If death, Disability, or Normal Retirement of the Employee occurs prior to the Vesting Date, the restrictions on the Restricted Shares shall immediately lapse and the Restricted Shares shall become fully vested on such date of death, Disability, or Normal Retirement.

3. Voting and Dividend Rights. During the Restriction Period, the Employee shall have the right to vote the Restricted Shares and to receive any dividends and other distributions with respect to the Restricted Shares, as paid, less applicable withholding taxes (it being understood that such dividends will generally be taxable as ordinary compensation income during such Restriction Period) unless and until such Restricted Shares are forfeited pursuant to paragraph 2 hereof.

4. Custody and Delivery of Certificates Representing Shares. The shares of Common Stock subject to the Award may be held by a custodian in book entry form with the restrictions on such shares duly noted or, alternatively, the Company may hold the certificate or certificates representing such shares, in either case until the Award shall have vested, in whole or in part, pursuant to paragraphs 1 and 2 hereof. As soon as practicable after the Restricted Shares shall have vested pursuant to paragraphs 1 and 2 hereof, subject to paragraph 7 hereof, the restrictions shall be removed from those of such shares that are held in book entry form, and the Company shall deliver to the Employee any certificate or certificates representing those of such shares that are held by the Company and destroy or return to the Employee the stock power or powers relating to such shares. If such stock power or powers also relate to unvested shares, the Company may require, as a condition precedent to the delivery of any certificate pursuant to this paragraph 4, the execution and delivery to the Company of one or more irrevocable stock powers relating to such unvested shares.

5. Transfer Restrictions. This Award and the Restricted Shares (until they become unrestricted pursuant to the terms hereof) are non-transferable and may not be assigned, hypothecated or otherwise pledged and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the Award shall immediately become null and void and the Restricted Shares shall be forfeited.

6. Withholding Taxes. Regardless of any action the Company or the Employee’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer. Furthermore, the Employee acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Shares, including the grant, vesting, or payment of this Award, the receipt of any dividends or the subsequent sale of shares of Common Stock; and (b) do not commit to and are under no obligation to structure the terms of the grant of the Restricted Shares or any aspect of the Employee’s participation in the Plan to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result. If the Employee becomes subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for (including report) Tax-Related Items in more than one jurisdiction.

The Employee acknowledges and agrees that the Company shall not be required to lift the restrictions on the Restricted Shares unless it has received payment in a form acceptable to the Company for all applicable Tax-Related Items, as well as amounts due to the Company as “theoretical taxes”, if applicable, pursuant to the then-current international assignment and tax and/or social insurance equalization policies and procedures of the Kraft Foods Group, or arrangements satisfactory to the Company for the payment thereof have been made.

In this regard, the Employee authorizes the Company and/or the Employer, in their sole discretion and without any notice or further authorization by the Employee, to withhold all applicable Tax-Related Items legally due by the Employee and any theoretical taxes from the Employee’s wages or other cash compensation paid by the Company and/or the Employer. Alternatively, or in addition, the Company may (i) deduct the number of Restricted Shares having an aggregate value equal to the amount of Tax-Related Items and any theoretical taxes due from the total number of Restricted Shares awarded, vested, paid or otherwise becoming subject to current taxation; (ii) instruct the broker whom it has selected for this purpose (on the Employee’s behalf and at the Employee’s direction pursuant to this authorization) to sell the Restricted Shares to meet the Tax-Related Items withholding obligation and any theoretical taxes, except to the extent that such a sale would violate any Federal Securities law or other applicable law; and/or (iii) satisfy the Tax-Related Items and any theoretical taxes arising from the granting or vesting of this Award, as the case may be, through any other method established by the Company. Notwithstanding the foregoing, if the Employee is subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Employee may elect the form of withholding in advance of any Tax-Related Items withholding event and in the absence of the Employee’s election, the Company will withhold in Restricted Shares upon the relevant withholding event or the Committee may determine that a particular method be used to satisfy any Tax Related Items withholding. Restricted Shares deducted from this Award in satisfaction of withholding tax requirements shall be valued at the Fair Market Value of the Common Stock received in payment of vested Restricted Shares on the date as of which the amount giving rise to the withholding requirement first became includible in the gross income of the Employee under applicable tax laws.

To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts (in accordance with Section 13(d) of the Plan) or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Restricted Shares, for tax purposes, the Employee is deemed to have been issued the full number of shares underlying the Award, notwithstanding that a number of Restricted Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Employee’s participation in the Plan.

7. Death of Employee. If any of the Restricted Shares shall vest upon the death of the Employee, they shall be registered in the name of the estate of the Employee.

8. Original Issue or Transfer Taxes. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in paragraph 6.

9. Successors. Whenever the word “Employee” is used herein under circumstances such that the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Shares may be transferred pursuant to this Agreement, it shall be deemed to include such person or persons. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Agreement, the Award Statement or the Plan.

10. Award Confers No Rights to Continued Employment—Nature of the Grant. Nothing contained in the Plan or this Agreement shall give the Employee the right to be retained in the employment of any member of the Kraft Foods Group or affect the right of any such employer to terminate the Employee. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of the Employee. Further, the Employee acknowledges and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan;

(b) the grant of Restricted Shares is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past;

(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Board of Directors of the Company or the Committee;

(d) the Employee is voluntarily participating in the Plan;

(e) the Restricted Shares are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, are outside the scope of the Employee’s employment contract, if any, and in no event should be considered as compensation for, or relating in any way to, past services for any member of the Kraft Foods Group;

(f) the Restricted Shares are not intended to replace any pension rights or compensation;

(g) the Restricted Shares are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for any member of the Kraft Foods Group;

(h) the Restricted Shares grant and the Employee’s participation in the Plan will not be interpreted to form an employment contract or relationship with any member of the Kraft Foods Group;

(i) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Shares resulting from the termination of the Employee’s employment by the Company or the Employer, and in consideration of the award of the Restricted Shares to which the Employee is otherwise not entitled, the Employee irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Employee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(k) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or the Employee’s acquisition or sale of the underlying shares of Common Stock;

(l) the Employee is hereby advised to consult with the Employee’s own personal tax, legal and financial advisors regarding the Employee’s participation in the Plan before taking any action related to the Plan; and

(m) the Restricted Shares and the benefits evidenced by this Agreement do not create any entitlement, not otherwise specifically provided for in the Plan or determined by the Company in its discretion, to have the Restricted Shares or any such benefits transferred to, or assumed by, another company, or to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Common Stock.

11. Interpretation. The terms and provisions of the Plan (a copy of which will be furnished to the Employee upon written request to the Office of the Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093) are incorporated herein by reference. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The Committee shall have the right to resolve all questions which may arise in connection with the Award or this Agreement. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

12. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia, U.S.A., without regard to choice of laws principles thereof.

13. Miscellaneous Definitions. For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Normal Retirement” means retirement from active employment under a pension plan of the Kraft Foods Group or under an employment contract with any member of the Kraft Foods Group, on or after the date specified as the normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service). In any case in which (i) the meaning of “Normal Retirement” is uncertain under the definition contained in the prior sentence or (ii) a termination of employment at or after age 65 would not otherwise constitute “Normal Retirement,” an Employee’s termination of employment shall be treated as a “Normal Retirement” under such circumstances as the Committee, in its sole discretion, deems equivalent to retirement. “Kraft Foods Group” means Kraft Foods Inc. and each of its subsidiaries and affiliates. For purposes of this Agreement, (x) a “subsidiary” includes only any company in which the applicable entity, directly or indirectly, has a beneficial ownership interest of greater than 50 percent and (y) an “affiliate” includes only any company that (A) has a beneficial ownership interest, directly or indirectly, in the applicable entity of greater than 50 percent or (B) is under common control with the applicable entity through a parent company that, directly or indirectly, has a beneficial ownership interest of greater than 50 percent in both the applicable entity and the affiliate.

14. Adjustments. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Award, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of stock subject to this Award, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of restricted or unrestricted shares, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment by the Kraft Foods Group, in each case subject to any Board or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.

15. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or to request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. Agreement Severable. The provisions of this Agreement are severable and if any one or more provisions are deemed to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nonetheless be binding and enforceable.

17. Headings. Headings of paragraphs and sections used in this Agreement are for convenience only and are not part of this Agreement, and must not be used in construing it.

18. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee’s participation in the Plan and on the Restricted Shares to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

IN WITNESS WHEREOF, this Restricted Stock Agreement has been duly executed as of February 23, 2012.

KRAFT FOODS INC.

/s/ Carol J. Ward
Carol J. Ward Vice President and Corporate Secretary